Exhibit 99.1

MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020

FINANCIAL RESULTS

●	Fourth quarter revenue of $190 million, growing 51% year-over-year; Full year 2020 revenue of $585 million, growing 43% year-over-year
○	Fourth quarter revenue from Property & Casualty grew 97% year-over-year to $123 million; Full year 2020 revenue from Property & Casualty grew 81% to $398 million
●	Fourth quarter Transaction Value reaches a record $257 million, growing 51% year-over-year; Full year 2020 Transaction Value of $816 million, growing 46% year-over-year

Los Angeles, CA (March 11, 2021) – MediaAlpha, Inc. (NYSE: MAX), today announced its financial results for the fourth quarter and full year ended December 31, 2020.

“The resilience of our team amidst the challenges we all faced in 2020 was truly inspiring, and it was a key component of our success in Q4 and the year overall,” said Steve Yi, MediaAlpha Co-founder and CEO. “Our Health insurance vertical delivered record-breaking performance, driven by increased demand from carriers and brokers during the strongest Open Enrollment Period and Annual Enrollment Period we’ve seen. Our Property & Casualty insurance vertical also continued to dominate the industry, as key carriers actually increased their budgets with us in what has historically been a seasonally soft quarter. We enter 2021 energized as to what we can accomplish.”

Fourth Quarter 2020 Financial Results
●	Revenue of $190.2 million, an increase of 51% year-over-year;
●	Transaction Value of $256.9 million, an increase of 51% year-over-year;
●	Gross margin of 13.9%, as compared to 16.1% from the same period in 2019;
●	Contribution Margin(1) of 16.2%, as compared to 17.0% from the same period in 2019;
●	Net income was $(13.2) million, as compared to $10.4 million in the fourth quarter of 2019; and
●	Adjusted EBITDA(1) was $18.2 million, compared to Adjusted EBITDA of $13.9 million in the fourth quarter of 2019

Full Year 2020 Financial Results
●	Revenue of $584.8 million, an increase of 43% year-over-year;
●	Transaction Value of $815.7 million, an increase of 46% year-over-year;
●	Gross margin of 14.6%, as compared to 16.0% in 2019;
●	Contribution Margin of 15.8%, as compared to 17.0% in 2019;
●	Net income was $10.6 million, as compared to $17.8 million in 2019; and
●	Adjusted EBITDA was $58.1 million, compared to Adjusted EBITDA of $42.9 million in 2019

(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook
For the first quarter of 2021, MediaAlpha currently expects the following:

●	Transaction Value between $250 - $260 million, representing 54% year-over-year growth at the midpoint of the guidance range
●	Revenue between $170 - $175 million, representing 44% year-over-year growth at the midpoint of the guidance range
●	Contribution between $26 - $28 million, representing 37% year-over-year growth at the midpoint of the guidance range
●	Adjusted EBITDA between $16 - $17 million, representing 30% year-over-year growth at the midpoint of the guidance range

For the full year 2021, MediaAlpha currently expects the following:

●	Transaction Value between $1,000 - $1,050 million, representing 26% year-over-year growth at the midpoint of the guidance range
●	Revenue between $700 - $740 million, representing 23% year-over-year growth at the midpoint of the guidance range
●	Contribution between $108 - $117 million, representing 21% year-over-year growth at the midpoint of the guidance range
●	Adjusted EBITDA between $64 - $66 million, representing 12% year-over-year growth at the midpoint of the guidance range

We expect total shares outstanding to be 59.4 million and 64.4 million on a basic and fully diluted basis, respectively, at the end of Q1 2021.

With respect to the Company’s projections of Contribution and Adjusted EBITDA under “Financial Discussion – Q1 and FY 2021 Outlook”, MediaAlpha is not providing a reconciliation of Contribution or Adjusted EBITDA to the respective GAAP measures because the Company is unable to predict with reasonable certainty the reconciling items that may affect gross profit and net income without unreasonable effort, including equity-based compensation, transaction expenses and income tax expense. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures for the applicable period.

For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company’s fourth quarter and full year 2020 results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (833) 350-1346 or internationally at (236) 389-2445 with Conference ID#2458015. An audio replay of the conference call will be available for two weeks following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

We have also posted to our investor relations website a letter to shareholders. We have used, and intend to continue to use, our investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year 2021. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the final prospectus filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on October 29, 2020 and the Annual Report on Form 10-K that will be filed following this press release. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this shareholder letter.

Non-GAAP Financial Measures and Operating Metrics

This press release includes Adjusted EBITDA, Contribution, and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP.  See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.

We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, the Company believes that Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management team and board of directors. Each of Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Contacts:
Investors
Investor Relations
IR@MediaAlpha.com

Press
SHIFT
MediaAlpha@SHIFTComm.com

MediaAlpha, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of December 31,
	2020	2019

Assets
Current assets
Cash and cash equivalents	$23,554	$10,028
Accounts receivable, net of allowance for doubtful accounts	96,295	56,012
Prepaid expenses and other current assets	7,950	1,448
Total current assets	$127,799	$67,488
Property and equipment, net	762	755
Intangible assets, net	15,551	18,752
Goodwill	18,402	18,402
Deferred tax assets	35,210	—
Other non-current assets	16,210
Total assets	$213,934	$105,397
Liabilities, Redeemable Class A units and Stockholders’/Members’ (Deficit)
Current liabilities
Accounts payable	98,249	40,455
Accrued expenses	9,206	6,584
Current portion of long-term debt	—	873
Total current liabilities	$107,455	$47,912
Long-term debt, net of current portion	182,668	96,665
Liabilities under tax receivable agreement	22,498	—
Other long-term liabilities	2,834	319
Total liabilities	$315,455	$144,896
Redeemable Class A units	—	74,097
Stockholders’/members’ deficit	$(101,521)	$(113,596)
Total liabilities and stockholders’/members’ deficit	$213,934	$105,397

MediaAlpha, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data and per share amounts)

	Year ended December 31,
	2020	2019

Revenue	$584,814	$408,005
Cost and operating expenses
Cost of revenue	499,434	342,909
Sales and marketing	20,483	13,822
Product development	12,449	7,042
General and administrative	32,913	19,391
Total cost and operating expenses	565,279	383,164
Income from operations	19,535	24,841
Other expense	2,302	—
Interest expense	7,938	7,021
Total other expense	10,240	7,021
Income before income taxes	9,295	17,820
Income tax (benefit)	(1,267)	—
Net income	$10,562	$17,820
Net income attributable to MediaAlpha, Inc.	$(4,366)	$17,820
Net loss per share of Class A common stock - basic and diluted (1)	$(0.14)	—
Weighted average shares of Class A common stock outstanding - basic and diluted (1)	32,134,170	—

(1) Represents net loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the portion of the period following the IPO and related pre-IPO reorganization transactions.

MediaAlpha, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2020	2019

Cash Flows from operating activities
Net income	10,562	$17,820
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity-based compensation expense	24,745	2,308
Depreciation expense on property and equipment	289	272
Amortization of intangible assets	3,201	5,381
Amortization of deferred debt issuance costs	1,228	665
Loss on extinguishment of debt	1,998	—
Bad debt expense	526	354
Deferred taxes	(545)	—
Tax receivable agreement liability adjustments	413	—
Changes in operating assets and liabilities:
Accounts receivable	(40,809)	(19,216)
Prepaid expenses and other current assets	(6,482)	(162)
Other assets	(4,375)	—
Accounts payable	57,793	13,441
Accrued expenses	2,866	1,280
Net cash provided by operating activities	51,410	22,143

Cash flows from investing activities
Purchases of property and equipment	(296)	(146)
Acquisition of intangible assets	—	(148)
Purchase of cost method investment	(10,000)	—
Net cash (used in) investing activities	(10,296)	(294)

Cash flows from financing activities
Proceeds received from:
Proceeds from issuance of Class A and Class B common stock, net of underwriter commission	124,179	—
Issuance of long-term debt	210,000	100,000
Proceeds from revolving line of credit	7,500	—
Member contributions	—	62,806

Payments made for:
Repayments on revolving line of credit	(7,500)	—
Repayments on long-term debt	(123,648)	(15,073)
Debt issuance costs	(4,467)	(2,303)
Redemption of Class B units up to fair value	(1,453)	(4,467)
Payment of IPO costs to third parties	(12,227)	—
Shares withheld for taxes on vesting of restricted stock units	(4,235)	—
Cash paid to retire Class B-1 units at QLH	(84,320)	—
Redemption of Class A units	—	(62,806)
Member distributions	(131,417)	(95,640)
Net cash (used in) financing activities	(27,588)	(17,483)

Net increase (decrease) in cash and cash equivalents	13,526	4,366
Cash and cash equivalents, beginning of period	10,028	5,662
Cash and cash equivalents, end of period	$23,554	$10,028

Transaction Value

We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is a direct driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. Our partners use our platform to transact via open and private platform transactions. In our open platform model, revenue recognized represents the Transaction Value and revenue share payments to our supply partners represent costs of revenue. In our private platform model, revenue recognized represents a platform fee billed to the demand partner or supply partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
(in thousands)	2020	2019
Open platform transactions	$573,242	$399,945
Percentage of total Transaction Value	70.3%	71.4%
Private platform transactions	242,470	160,181
Percentage of total Transaction Value	29.7%	28.6%
Total Transaction Value	$815,712	$560,126

The following table presents Transaction Value by platform model for the three months ended December 31, 2020 and 2019.

	Three Months Ended December 31,
(in thousands)	2020	2019
Open platform transactions	$187,018	$123,954
Percentage of total Transaction Value	72.8%	73.1%
Private platform transactions	69,880	45,687
Percentage of total Transaction Value	27.2%	26.9%
Total Transaction Value	$256,898	$169,641

The following table presents Transaction Value by vertical for the years ended December 31, 2020 and 2019:
	Year Ended December 31,
	2020	2019
(in thousands)
Property & casualty insurance	$549,916	$322,817
Percentage of total Transaction Value	67.4%	57.6%
Health insurance	175,539	122,320
Percentage of total Transaction Value	21.5%	21.8%
Life insurance	42,206	34,884
Percentage of total Transaction Value	5.2%	6.2%
Other	48,051	80,105
Percentage of total Transaction Value	5.9%	14.3%
Total Transaction Value	$815,712	$560,126

The following table presents Transaction Value by vertical for the three months ended December 31, 2020 and 2019:
	Three Months Ended December 31,
	2020	2019
(in thousands)
Property & casualty insurance	$158,961	$89,071
Percentage of total Transaction Value	61.9%	52.5%
Health insurance	76,800	54,151
Percentage of total Transaction Value	29.9%	31.9%
Life insurance	10,489	8,043
Percentage of total Transaction Value	4.1%	4.7%
Other	10,648	18,376
Percentage of total Transaction Value	4.1%	10.8%
Total Transaction Value	$256,898	$169,641

Contribution and Contribution Margin

The following table reconciles Contribution and Contribution Margin with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for years ended December 31, 2020 and 2019:

	Year Ended December 31,
(in thousands)	2020	2019
Revenue	$584,814	$408,005
Less cost of revenue	(499,434)	(342,909)
Gross profit	$85,380	$65,096
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	2,809	181
Salaries, wages, and related	2,188	1,471
Internet and hosting	438	520
Amortization	—	511
Depreciation	24	22
Other expenses	284	263
Other services	902	778
Merchant-related fees	585	452
Contribution	$92,610	$69,294
Gross Margin	14.6%	16.0%
Contribution Margin	15.8%	17.0%

The following table reconciles Contribution and Contribution Margin with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for three months ended December 31, 2020 and 2019:

	Three Months Ended December 31,
(in thousands)	2020	2019
Revenue	$190,205	$126,148
Less cost of revenue	(163,742)	(105,779)
Gross profit	$26,463	$20,369
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	2,751	23
Salaries, wages, and related	1,013	444
Internet and hosting	110	127
Amortization	—	—
Depreciation	7	4
Other expenses	79	70
Other services	286	255
Merchant-related fees	138	179
Contribution	$30,847	$21,471
Gross Margin	13.9%	16.1%
Contribution Margin	16.2%	17.0%

Adjusted EBITDA

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the year ended December 31, 2020 and 2019.

	Year ended December 31,
(in thousands)	2020	2019
Net income	$10,562	$17,820
Equity-based compensation expense	25,536	3,594
Interest expense	7,938	7,021
Income tax (benefit)	(1,267)	—
Depreciation expense on property and equipment	289	272
Amortization of intangible assets	3,201	5,381
Transaction expenses(1)	11,815	8,831
Adjusted EBITDA	$58,074	$42,919

(1)
For the twelve-months ended December 31, 2020, transaction expenses include $5.9 million in legal, and other consulting fees, $3.6 million in transaction bonus related to the IPO and related pre-IPO reorganization transactions, $2.0 million in loss on extinguishment of debt related to the termination of 2019 Credit Facilities, and $0.3 million related to reversal of tax indemnification receivable created in connection with the pre-IPO reorganization transaction. For the twelve-months ended December 31, 2019, transaction expenses included $7.2 million in legal, investment banking and other consulting fees and $1.6 million in transaction bonuses related to a transaction with Insignia in February 2019.

The following table reconciles Adjusted EBITDA with net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended December 31, 2020 and 2019.

	Three Months ended December 31,
(in thousands)	2020	2019
Net income	$(13,238)	$10,377
Equity-based compensation expense	22,983	513
Interest expense	3,094	1,762
Income tax (benefit)	(1,287)	—
Depreciation expense on property and equipment	79	64
Amortization of intangible assets	799	1,223
Transaction expenses(1)	5,767	—
Adjusted EBITDA	$18,197	$13,939

(1)
For the three-months ended December 31, 2020, transaction expenses include $1.8 million in legal, and other consulting fees, $3.6 million in transaction bonus related to the IPO and related pre-IPO reorganization transactions, and $0.3 million related to reversal of tax indemnification receivable created in connection with the pre-IPO reorganization transaction.

Key business and operating metrics

“Transaction Value” represents the total gross dollars transacted by our partners on our platform. Transaction Value is a direct driver of revenue, with differing revenue recognition based on the economic relationship we have with our partners. We utilize Transaction Value to assess revenue and to assess the overall level of transaction activity through our platform.

“Contribution” represents revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statement of operations, revenue less cost of revenue, as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related; internet and hosting; amortization; depreciation; other services; and merchant-related fees. “Contribution Margin” represents Contribution expressed as a percentage of revenue for the same period. We use Contribution and Contribution Margin to measure the return on our relationships with our supply partners (excluding certain fixed costs), the financial return on our online advertising, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage.

“Adjusted EBITDA” represents net income excluding interest expense, income tax benefit (expense), depreciation expense on property and equipment, and amortization of intangible assets, as well as equity-based compensation expense and transaction expenses. Adjusted EBITDA is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.